UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2009
date of Report

August 28, 2009
(Date of earliest event reported)

ESP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52506	98-0440762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 Lions Club Road, Scott LA 70583
(Address of principal executive offices, including zip code)

(337) 706-7056
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On August 28, 2009, the Board of Directors of the Company accepted the resignation of Mr. Scott Tyson as a Director of the Company. Mr. Tyson has not had any disagreements with the Company and has no claims against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2009

ESP Resources, Inc.

By:
/s/ Chris Metcalf
Chris Metcalf
CEO and Director